                                                                       EXHIBIT 1


                                                                   Draft 9/20/96


                                3,000,000 SHARES
                           HALTER MARINE GROUP, INC.
                                  COMMON STOCK
                             UNDERWRITING AGREEMENT

                                                                __________, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
HOWARD, WEIL, LABOUISSE, FRIEDRICHS
  INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o Donaldson, Lufkin &
    Jenrette Securities Corporation
  277 Park Avenue
  New York, New York  10172

Dear Sirs:

         Halter Marine Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 3,000,000 shares of its Common Stock, $.01 par value (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 450,000 shares of its Common Stock (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares. Except in Section 8(e) hereof and unless the context otherwise requires, the shares of Common Stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

         Concurrently with the execution and delivery of this Agreement, Trinity Industries, Inc. ("Trinity") and the several Underwriters are entering into an agreement dated of even date herewith (the "Trinity Agreement"), pursuant to which Trinity agrees, among other things, to indemnify the Underwriters against certain liabilities, including liabilities under the Act (as hereinafter defined), or to contribute to losses in respect thereof, subject to the limitations set forth therein. It is understood and agreed that Trinity is entering into the Trinity Agreement to induce the Underwriters to execute and deliver this Agreement and consummate the transactions contemplated hereby.
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         1.      Registration Statement and Prospectus.  The Company has
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the Prospectus.

         2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price per share of $__________ (the "Purchase Price"), the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 450,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

         The Company hereby agrees not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock, except for
(i) the issuance by the Company of shares of common stock of the Company to Trinity as part of the Consolidation Transactions (as defined in the Prospectus), as described in Item 15 of Part II of the Registration Statement, and (ii) the issuance and sale of the Shares to the Underwriters pursuant to this Agreement, for a period




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of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such 180-day period (i) the Company may grant Awards (as defined in the Prospectus) pursuant to the Company's 1996 Stock Option and Incentive Plan and may issue shares of Common Stock pursuant to Awards granted under such plan, (ii) the Company may assume the Converted Options as defined, and in the manner described, in the Prospectus and may issue shares of Common Stock upon the exercise of such options and (iii) the Company may issue shares of Common Stock in connection with the purchase by the Company from time to time of any properties, assets or securities from a third party.

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the fourth business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")(the "Closing Date") following the date of the initial public offering, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 hereof (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of same day funds to an account designated by the Company.

         5.      Agreements of the Company.  The Company agrees with you:

                 (a) If the Registration Statement shall not have become effective prior to the execution and delivery of this Agreement, to use commercially reasonable efforts to cause the Registration Statement to become effective at the earliest possible time.





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                 (b)      To advise you promptly and, if requested by you, to
         confirm such advice in writing, (i) when the Registration Statement has become effective (if the Registration Statement shall not have become effective prior to the execution and delivery of this Agreement) and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading in any material respect.
         If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                 (c) To furnish to you, without charge, five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                 (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object.

                 (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                 (f) If during the period specified in paragraph (e) above any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading in any material respect, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading in any material respect, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to





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         such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                 (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be obligated (i) to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) to take any action that would subject it to taxation in any jurisdiction or (iii) to execute a consent to service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares).

                 (h) To make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least 12 months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                 (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of the Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders who request them, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year, such requirement being satisfied for any such quarterly period by mailing to such holders the Company's Quarterly Report on Form 10-Q for such quarterly period filed with the Commission.

                 (j) During the period referred to in paragraph (i) above, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.





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                 (k)      To pay all costs, expenses, fees and taxes incident
         to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above, (iii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e) above, (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) the listing of the Shares on the New York Stock Exchange, Inc. ("NYSE") and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested in accordance with the provisions of this Agreement for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold.

                 (l) To use commercially reasonable efforts to maintain the listing of the Common Stock on the NYSE (or on any other national securities exchange) for a period of five years after the effective date of the Registration Statement.

                 (m) To use commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus, as amended or supplemented, if applicable, does not and will not contain, as of the date of issue thereof, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the





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         representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (c) Each preliminary prospectus filed as part of the second amendment to the registration statement or as part of any subsequent amendment to the registration statement, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act.

                 (d) Each of the Company and its Material Subsidiaries (as hereinafter defined) has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. As used in this Agreement, "Material Subsidiaries" means the following subsidiaries of the Company, each of which (after giving effect to the Consolidation Transactions) is a significant subsidiary, as defined in Regulation C of the Commission: Halter Marine, Inc., a Nevada corporation, Gulf Coast Fabrication, Inc., and Halter Marine Gulfport, Inc. The Company has no significant subsidiaries (as defined in Regulation C) other than the Material Subsidiaries.

                 (e) All the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                 (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and are owned by Trinity; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

                 (g) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

                 (h) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other





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         evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of its Material Subsidiaries or their respective property is bound, except for any such default that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (i) The execution, delivery and performance by the Company of this Agreement and the Separation and Related Agreements (as defined in the Prospectus), compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under (i) the Act, (ii) the Exchange Act or (iii) the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Material Subsidiaries or any agreement, indenture or other instrument to which it or any of its Material Subsidiaries is a party or by which it or any of its Material Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Material Subsidiaries or their respective property.

                 (j) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                 (k) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, which in each case would result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                 (l) Each of the Company and its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business, except where the failure to have such permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except where such revocation, termination or impairment would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its Material Subsidiaries.

                 (m) Based on the prior experience of the Company and its subsidiaries with respect to compliance by the Company Businesses (as defined in the Prospectus) with Environmental Laws, the Company has reasonably concluded that the costs and liabilities associated with compliance by the Company with Environmental Laws are not likely to have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (n) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, each of the Company and its subsidiaries has good and defensible title, free and clear of all liens, claims, encumbrances and restrictions (except (i) liens for taxes not yet due and payable, (ii) liens existing or arising under law or contract in favor of surety companies or Trinity and providing security in connection with obligations of such parties under surety arrangements or under bid or performance guarantees relating to contractual obligations of the Company or a subsidiary thereof in the ordinary course of business or (iii) other liens existing or arising in the ordinary course of business that are not material to the Company and its subsidiaries, taken as a whole), to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its Material Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which would result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and the Company and its Material Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Material Subsidiary.

                 (o) Each of the Company and its subsidiaries maintains reasonably adequate insurance.

                 (p) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Act.

                 (q) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                 (r) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (s) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

                 (t) The Company has complied with, or is exempt from, the provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                 (u) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire from the Company or any subsidiary thereof or Trinity any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Registration Statement.

                 (v) The Company and its subsidiaries have filed all applicable federal, state and local tax returns on a timely basis and paid all such applicable taxes that are shown to be due thereon.

                 (w) The Company has filed a registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock and has received notification that the listing of the Shares on the NYSE has been approved, subject to notice of issuance of the Shares.

                 (x) The Consolidation Transactions have been consummated at the time and in the manner contemplated by the Prospectus, and the Company has duly and validly succeeded to the assets and operations of the Company Businesses as defined in, and as contemplated by, the Prospectus.

                 (y) The Company has duly executed and delivered the Credit Facility (as defined in the Prospectus).

         7. Indemnification. (a) The Company hereby agrees, and Trinity has agreed pursuant to the Trinity Agreement (subject to the limitations set forth in the Trinity Agreement), jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or the

Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

         (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company and Trinity shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised in writing by such counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to an actual or reasonably anticipated material conflict of interest between them (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that (x) the Company and Trinity shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and, in the case of clause (iii) above, such firm shall be reasonably satisfactory to the Company, and (y) all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with its written consent, the Company agrees to indemnify and hold harmless any

Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph and such indemnifying party shall not have reimbursed the indemnifying party in accordance with such request within 30 business days after receipt by such indemnifying party of the aforesaid request, the indemnifying party agrees that it shall pay interest on such unreimbursed amounts from the date of such request at the indemnifying party's borrowing rate for funds borrowed from its principal lender plus 2% per annum. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of the Company's directors, any such officer of the Company or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, the Company's directors, any such officers of the Company and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

         (d)     If the indemnification provided for in this Section 7 and in
Section 3 of the Trinity Agreement is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party under this Agreement and the Trinity Agreement, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Trinity on the one hand, and the Underwriters on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Trinity on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and Trinity on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, Trinity, and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Trinity or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters hereby agree, and Trinity has agreed pursuant to the Trinity Agreement, that it would not be just and equitable if contribution pursuant to this Section 7(d) and Section 3(d) of the Trinity Agreement were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                 (a) Trinity shall have duly executed and delivered the Trinity Agreement, and the Trinity Agreement shall be in full force and effect on the Closing Date.

                 (b) All the representations and warranties of the Company contained in this Agreement, and all the representations and warranties of Trinity contained in the Trinity Agreement, shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                 (c) The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) under the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission. As of the Closing Date, the Prospectus shall not contain and, as amended or supplemented, if applicable, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this condition shall not apply to statements or omissions in the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (d)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as expressly disclosed in the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and the Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received (x) a certificate dated the Closing Date, signed by John Dane III and Keith L. Voigts, in their capacities as the President and Vice President, Finance of the Company, respectively, confirming the matters set forth in paragraphs (b) (insofar as such matters relate to the Company), (c), (d), (h) and (i) of this Section 8 and (y) a certificate dated the Closing Date, signed by John T. Sanford, in his capacity as Senior Vice President of Trinity, confirming the matters set forth in paragraphs (a), (b) (insofar as such matters relate to Trinity) and (h) of this Section 8.

                 (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Baker & Botts, L.L.P., counsel for the Company and Trinity, to the effect that:

                          (i)     each of the Company and its Material
                 Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties as described in the Prospectus;

                          (ii) Trinity has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                          (iii) all the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Material Subsidiaries are owned of record and, to such counsel's knowledge, beneficially by the Company, free and clear, to such counsel's knowledge, of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for such security interests, liens or encumbrances as are described in the Prospectus;

                          (iv) all the outstanding shares of Common Stock of the Company have been duly authorized by all necessary corporate action on behalf of the Company and are validly issued, fully paid and non-assessable and are owned of record and, to such counsel's knowledge, beneficially by Trinity, and to such counsel's knowledge, none of the outstanding shares of Common Stock were issued in violation of or subject to any preemptive rights or other similar rights to subscribe for or purchase the same arising under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware;

                          (v) the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will have been validly issued, fully paid and non-assessable, and to such counsel's knowledge, the Shares will not have been issued in violation of or subject to any preemptive rights or other similar rights to subscribe for or purchase the same arising under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware;

                          (vi) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company, the Trinity Agreement has been duly authorized by all necessary corporate action on the part of Trinity and has been duly executed and delivered by Trinity and the Separation and Related Agreements (as defined in the Prospectus) have been duly authorized by all necessary corporate action on the part of the Company and Trinity and have been duly executed and delivered by the Company and Trinity;

                          (vii) the statements made in the Prospectus under the caption "Description of Capital Stock", insofar as they constitute a summary of the provisions of the Certificate of Incorporation and Bylaws of the Company and of the General Corporation Law of the State of Delaware which relate to the Common Stock, fairly present in all material respects the information called for therein;

                          (viii) the Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or threatened by the Commission;

                          (ix)    the statements under the caption
                 "Underwriting" in the Prospectus and Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                          (x) the execution, delivery and performance of this Agreement by the Company will not (i) result in a violation of the charter or by-laws of the Company, (ii) to such counsel's knowledge, result in a breach or violation of or constitute (either along or with notice or the passage of time, or both) a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound that is filed as an exhibit to the Registration Statement,
                 (iii) result in a violation of any existing statute, rule or regulation of any governmental body of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware or (iv) to such counsel's knowledge, result in a violation of any existing judgment, order, writ, injunction or decree of any court or governmental body of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware that specifically names the Company or any of its subsidiaries or is directed at any of their respective properties (provided, however, that such counsel need express no opinion with respect to compliance with any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated in the opinion of such counsel), except for any such violation, breach or default referred to in clause (i), (ii), (iii) or (iv) above which would not prevent or adversely affect in any material respect the performance of this Agreement or have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (xi) the execution, delivery and performance of the Trinity Agreement by Trinity will not result in a violation of the charter or by-laws of Trinity or any existing statute, rule or regulation of any governmental body of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware (provided, however, that such counsel need express no opinion with respect to compliance with any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated in the opinion of such counsel), except for any such violation which would not prevent or adversely affect in any material respect the performance of the Trinity Agreement or have a material adverse effect on Trinity and its subsidiaries, taken as a whole;

                          (xii) to such counsel's knowledge, relying solely on certificates of officers of the Company, (A) there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which are required to be described in the Registration Statement or the Prospectus and are not so described, and (B) there are no contracts or other documents which are required to be described in the Registration Statement or the Prospectus or are required to be filed as exhibits to the Registration Statement which are not described or filed as required;

                          (xiii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                          (xviv) the Registration Statement (including any Registration Statement filed under Rule 462(b) under the Act, if any) and the Prospectus and any supplement or amendment thereto (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) included therein, (ii) the other financial and statistical information included therein and (iii) the exhibits thereto, as to which no opinion need be expressed) appear on their face to comply as to form in all material respects with the Act; and

                          (xv)    the [identify particular conveyance
                 documents] have been duly authorized by all necessary corporate action on the part of the Company, Trinity and [Trinity Marine Group, Inc.] and have been duly executed and delivered by the Company, Trinity and [Trinity Marine Group, Inc.].

                 Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: Such counsel has participated in conferences with officers and other representatives of the Company and Trinity, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness (except to the extent stated in subparagraphs (vii) and (ix) of this paragraph
         (e)) of the statements contained in the Registration Statement and the Prospectus, such counsel advises you that, on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) included therein, (ii) the other financial and statistical information included therein and (iii) the exhibits thereto, as to which such counsel has not been asked to comment), as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) included therein and (ii) the other financial and statistical information included therein, as to which such counsel has not been asked to comment), as of the issue date thereof or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of the Company and Trinity and of governmental officials, in which case their opinion is to state that they are so doing. Such counsel shall also be entitled to state that its opinion is limited to the laws of the United States of America and the State of Texas and the General Corporation Law of the State of Delaware. The opinion of Baker & Botts, L.L.P. described in this paragraph (e) shall be rendered to you at the request of the Company and Trinity and shall so state therein.

                 (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Thompson & Knight, P.C., counsel for the Underwriters, as to the matters referred to in clauses (v),
         (vi) (but only with respect to this Agreement), (vii), (viii) and (ix) (but only with respect to the statements under the caption "Underwriting") of the foregoing paragraph (e). Such counsel shall include in its opinion a separate paragraph substantially to the effect and in accordance with the penultimate paragraph of the foregoing paragraph (e). In making such statements with respect to the matters covered by the penultimate paragraph of the foregoing paragraph (e), such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                 (g) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Ernst & Young LLP on the date of this Agreement.

                 (h) The Consolidation Transactions and the Offering Related Transactions (as defined in the Prospectus) shall have been consummated at the time and in the manner contemplated by the Prospectus, and the Company and Trinity shall have entered into the Separation and Related Agreements and such agreements shall be in full force and effect on the Closing Date.

                 (i) The Company and John Dane III shall have entered into the noncompetition agreement described in the Prospectus under the caption "Management-Noncompetition Agreements", and such agreement shall be in full force and effect on the Closing Date.

                 (j) You shall have received certificates of officers of the Company and of governmental officials as to such other matters as you may reasonably request.

                 (k) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the Trinity

Agreement, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

          9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and
(ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

         This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, unless such change or development has been expressly disclosed in the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; (iii) the suspension or material limitation of trading in securities on the NYSE, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any of its Material Subsidiaries; (v) the declaration of a banking moratorium by either federal or New York State authorities; or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such number of

Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Halter Marine Group, Inc., 13085 Industrial Seaway Road, Gulfport, Mississippi 39503,
Attention: John Dane III, (b) if to Trinity, to Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207-2401, Attention: John T. Sanford, and
(c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or Trinity, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company hereby agrees, and Trinity has agreed pursuant to the Trinity Agreement, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them in connection with the proposed offering of the Shares.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                        Very truly yours,

                                        HALTER MARINE GROUP, INC.


                                        By
                                          ------------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
HOWARD, WEIL, LABOUISSE, FRIEDRICHS
  INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


     By
       --------------------------------------------
          Name:
               ------------------------------------
          Title:
                -----------------------------------

                                   SCHEDULE I



                                                Number of Firm Shares
Underwriters                                       to be Purchased
- ------------                                    ----------------------

Donaldson, Lufkin & Jenrette
  Securities Corporation

Dean Witter Reynolds Inc.

Howard, Weil, Labouisse, Friedrichs
  Incorporated

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated


                                                ----------------------

                                        Total          3,000,000